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Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Auditors" in the Registration Statement on Form F-10 of Sprott Physical Gold Trust (the "Trust"), relating to the registration of a maximum offering of US $3,000,000,000 of units of the Trust and to the incorporation by reference therein of our reports dated March 30, 2012 with respect to the financial statements of the Trust for the years ended December 31, 2011 and 2010, and the effectiveness of internal control over financial reporting of the Trust, filed with the Securities and Exchange Commission, and included as Exhibit 99.6 to the Annual Report (Form 40-F).

Toronto, Canada	Chartered Accountants
September 28, 2012	Licensed Public Accountants

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  Exhibit 5.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM